[illegible]

The undersigned natural person, being [illegible] eighteen years of age, hereby establishes a corporation pursuant to the statutes of the State of Colorado and adopts the following articles of incorporation:

FIRST: The name of the corporation is George V [illegible], Inc.

SECOND: The corporation shall have perpetual existence.

THIRD: (a) The purpose or purposes for which the corporation is organized shall be:

1. To purchase either the assets or capital stock of other businesses, including corporations and [illegible].

2. To engage in any lawful business and to exercise all powers authorized under Section 4 of the Colorado Corporation Code as said Code now exists or may hereafter be amended.

(b) The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado and may do everything necessary, suitable

[illegible]

or project in the accomplishment of any of its corporate purposes.

FOURTH: (a) The aggregate number of shares that the corporation shall have the authority to issue is 100,0000,000 shares of common stock without par value and 50,000,000 shares of preferred without par value.

(b) Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(c) At all meetings of shareholders one-third of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum; and at any meeting at which a quorum is present the affirmative vote of a majority of shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by the laws of Colorado, in which case, including amendment of these Articles of Incorporation, an affirmative vote by a majority of the shares entitled to vote at such meeting shall be the act of the shareholders.

(d) No shareholder of the corporation shall have any pre-emptive right or similar right to acquire or subscribe for any additional unissued or treasury shares of stock, or other securities of any class or rights, warrants or options to purchase stock or scrip or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

(e) The corporation shall have the right to impose restrictions on the sale and transfer of its shares of stock.

FIFTH: The corporation shall have the right to indemnify any person to the fullest extent allowed by the laws of the State of Colorado, except as limited by the by-laws of the corporation from time to time in effect.

SIXTH: The business and affairs of the corporation shall be managed by a Board of Directors and the number of members, which shall be fixed by the by-laws, shall be not less than three (3) persons, provided however, that so long as the corporation has less than three (3) shareholders, the Board of Directors shall consist of the same number of persons as the corporation has stockholders. No director need be a resident of the State of Colorado or a shareholder of the corporation. The names and addresses of the persons who shall serve as the directors until the first Annual Meeting of Shareholders or until their successors be elected

and qualified are:

Alan R. Johnson

140 Second Street

Monument, CO 80132

SEVENTH: The meetings of the shareholders and of the Directors of this corporation may be held at such places within or without the State of Colorado as may be designated from time to time by the Board of Directors or by the by-laws, and all business transacted at such meeting and the proceeding thereat shall have the same binding force and effect as if such meeting was held at the principal office of the corporation in the State of Colorado.

EIGHTH: The address of the initial registered office of the corporation is 140 Second Street, Monument, CO 80132 and the initial registered agent at such address is Alan R. Johnson.

NINTH: The address of the principal place of business of the corporation is 140 Second Street, Monument, CO 80132 and at such other places as the corporation may elect to conduct its business in the State of Colorado and in such other states, territories and foreign countries as the Board of Directors may deem advisable.

TENTH: The name of the Incorporator is Alan R. Johnson and his address is 140 Second Street, Monument, CO 80132

DATED: October 29, 1995

Alan K. Johnson, Incorporator

STATE OF COLORADO)
)ss:
COUNTY OF EL PASO)

I, the undersigned, a Notary Public, hereby certify that on the 29th day of October, 1995, personally appeared before me Alan K. Johnson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of October, 1995.

NOTARY PUBLIC

My commission expires:
4/2/97